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                                                                   Exhibit 23.09

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the registrations statement to register UniCapital Corporation common stock.


Portland, Oregon,                               /s/ Arthur Anderson LLP
July 10, 1998                                   -----------------------
                                                    ARTHUR ANDERSON LLP